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                                                                                            EXHIBIT 21

                                  VARIAN, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                Fiscal Year 1999
                                ----------------
                                                                          State or Other Jurisdiction
  Subsidiary                                                            of Incorporation or Organization
  ----------                                                            --------------------------------
  Chrompack, Inc.                                                                New Jersey
  Chrompack Onroerend Goed B.V.                                                  The Netherlands
  Intralab Instrumentacao Analitica Limitada                                     Brazil
  Varian A.G.                                                                    Switzerland
  Varian AB                                                                      Sweden
  Varian Argentina, Ltd.                                                         Delaware
  Varian Australia Pty., Ltd.                                                    Australia
  Varian Australia, LLC                                                          Delaware
  Varian B.V.                                                                    The Netherlands
  Varian Belgium N.V.                                                            Belgium
  Varian Canada Inc.                                                             Canada
  Varian Chrompack International B.V.                                            The Netherlands
  Varian Limited                                                                 United Kingdom
  Varian Deutschland GmbH                                                        Germany
  Varian FSC, Inc.                                                               Barbados
  Varian Gessellschaft mbH                                                       Austria
  Varian Holdings (Australia) Pty. Limited                                       Australia
  Varian Iberica S.L.                                                            Spain
  Varian India Pvt. Ltd.                                                         Delaware
  Varian Instruments of Puerto Rico, Inc.                                        Delaware
  Varian Inter-American Corp.                                                    California
  Varian Industria E. Comercio Limitada                                          Brazil
  Varian S.A.                                                                    France
  Varian S.A.                                                                    Mexico
  Varian S.p.A.                                                                  Italy
  Varian Technologies Asia, Ltd.                                                 Delaware
  Varian Technologies China, Ltd.                                                Delaware
  Varian Technologies Japan, Ltd.                                                Delaware
  Varian Technologies Korea, Ltd.                                                Korea
  Varian Technologies, C.A.                                                      Venezuela
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All of the above subsidiaries are included in the Company's consolidated financial statements.  The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.